Exhibit 10.2

FONTANA PROPERTY LEASE

This Commercial Lease Agreement (“Lease”) is made and effective June 1, 2014, by and between Kristra Investments, Ltd. (“Landlord”) and Tutor Perini Corporation (“Tenant”).

Landlord is the owner of land and improvements commonly known and numbered as Assessor’s parcel number 0236-191-25-0-00, located on the northeast comer of Jurupa Avenue and Cherry Avenue in Fontana, California (“Premises”).

Landlord is currently leasing the Premises to Tenant under a lease dated November 1, 2005, as amended August 1, 2008 (“Prior Lease”).

Landlord desires to terminate the Prior Lease and lease the Leased Premises to Tenant, and Tenant desires to terminate the Prior Lease and lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1.                          Prior Lease.

The Prior Lease is hereby terminated effective May 31, 2014.

2.                          Term.

A.                  Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for an “Initial Term” beginning June 1, 2014 and ending July 31, 2026.

B.                  The Term shall automatically be extended at the rental set forth below and otherwise upon the same covenants, conditions and provisions as provided in this Lease unless otherwise agreed upon in writing by the parties to the Lease. After the Initial Term, either party may terminate the lease by providing 90 day notice in writing to the other party of such intent to terminate.

3.                          Rental.

A.                  Base Rent. Tenant shall pay to Landlord the monthly lease rate effective June 1, 2014 of Eighty Thousand Two Hundred and Twenty-Six Dollars ($80,226) (the “Base Rent”) for the period June 1, 2014 through May 31, 2015, and shall increase at the rate of the greater of 3% or the Consumer Price Index (“CPI”) for the Los Angeles metropolitan area. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at 15901 Olden Street, Sylmar, California 91342 or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis.

B.                  Additional Rent. As used in this Lease, the term “rent” shall mean the Base Rent and additional rent, and the term “additional rent” shall mean Real Property Taxes, insurance premiums, and all other amounts payable by Tenant to Landlord pursuant to this Lease other than Base Rent. Where no other time is stated herein for payment, payment for any amount due from Tenant to Landlord hereunder shall be made within ten (10) days after Tenant’s receipt of Landlord’s invoice or statement therefor.

4.                          Landlord’s Option to Require Tenant to Purchase the Leased Premises.

On June 1, 2021, and on any date after June 1, 2025 but prior to the end of the Initial Term, the Landlord shall have the right to require the Tenant to acquire the Leased Premises at a price determined to be fair market value. In the event that Landlord and Tenant cannot mutually agree upon the fair market value of the Premises, the fair market value shall be determined by a consensus of independent qualified appraisers, one appointed by Landlord, one appointed by Tenant, and a third appointed by the appraisers appointed by Landlord and Tenant. The exercise of this option shall be in writing, and terms of the acquisition shall include payment all in cash and a closing no later than 90 days after the date the option was exercised.

5.                          Tenant’s Option to Require Landlord to Sell the Leased Premises to Tenant.

On any date after June 1, 2025, but prior to the end of the Initial Term, the Tenant shall have the option to require the Landlord to sell the Leased Premises to the Tenant at a price to be determined to be fair market value. In the even that Landlord and Tenant cannot mutually agree upon the fair market value of the Premises, the fair market value shall be determined by a consensus of independent qualified appraisers, one appointed by Tenant, one appointed by Landlord, and a third appointed by the appraisers appointed by Tenant and Landlord. The exercise of this option shall be in writing, and the terms of the acquisition shall include payment all in cash and a closing no later than 90 days after the date the option was exercised.

6.                          Use.

For equipment storage and vehicular parking in connection with Tenant’s operations and related use in connection therewith. Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

7.                          Sublease and Assignment.

Tenant shall have the right without Landlord’s consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant’s assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord’s consent, such consent not to be unreasonably withheld or delayed.

8.                          Repairs.

During the Lease term, Tenant shall make, at Tenant’s expense, all necessary repairs to the Leased Premises.

9.                          Alterations and Improvements.

Tenant, at Tenant’s expense, shall have the right following Landlord’s consent to make additions, and improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant’s property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant’s expense.

10.                   Insurance.

A.                        If the Leased Premises is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant’s agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

B.                        Tenant shall maintain extended coverage insurance on the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

C.                        Tenant shall, at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the activities on the Leased Premises with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $10,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant’s policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant’s compliance with this Paragraph. Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises.

D.                        Tenant shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Leased Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, which replacement value is now $2,000,000, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood, and special extended perils (“all risk” as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Landlord or to the holders of mortgages or deeds of trust on the Leased Premises. The insuring party shall, in addition, obtain and keep in force during the term of this Lease a policy of rental value insurance covering a period of one year, with loss payable to Landlord, which insurance shall also cover all real estate taxes and insurance costs for said period. A stipulated value or agreed amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance as well as an automatic increase in insurance endorsement causing the increase in annual property insurance coverage by 2% per quarter. If the insuring party shall fail to procure and maintain said insurance the other party may, but shall not be required to, procure and maintain the same, but at the expense of Tenant. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $10,000 per occurrence, and Tenant shall be liable for such deductible amount.

E.                         Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Leased Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B plus, or such other rating as may be required by a lender having a lien on the Leased Premises, as set forth in the most current issue of “Best’s Insurance Guide”. The insuring party shall deliver to the other party copies of policies or such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this paragraph 8. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord. If Tenant is the insuring party Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in paragraph 8(c). If Tenant does or permits to be done anything which shall increase the cost of the insurance policies referred to in paragraph 8(c), then Tenant shall forthwith upon Landlord’s demand reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of the insurance. If Landlord is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition the Leased Premises, Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

F.                          Waiver of Subrogation. Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recovery against other for loss or damage arising out of or incident to the perils insured against under paragraph 8(c), which perils occur in, on or about the Leased Premises, whether due to negligence of Landlord Tenant or their agents, employees, contractors and/or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

G.                              Indemnity. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant’s use of the Leased Premises, or from the conduct of Tenant’ business or from any activity, work or things done, permitted or suffered by Tenant in or about the Leased Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant’s agents, contractors, or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of such claim or any action or proceeding brought thereon; and in any case any action or proceeding be brought against Landlord by reason of any such claim. Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord. Tenant, as a material party of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Leased Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

H.                             Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Leased Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents, or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessibility and Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Leased Premises are located.

11.                   Utilities.

Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant’s pro rata share of the charges. Tenant shall pay such amounts within fifteen (15) days of invoice.

12.                   Signs.

Following Landlord’s consent, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord’s opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

13.                   Entry.

Landlord shall have the tight to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant’s business on the Leased Premises.

14.                   Damage and Destruction.

Subject to Section 8 A. above, if the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant’s purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant’s purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or .labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant’s purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant’s reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant’s purposes.

15.                   Default.

If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for fifteen (15) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

16.                   Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

17.                   Condemnation.

If any legally, constituted authority condemn the Leased Premises or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the lights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

18.                   Subordination.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

19.                   Security Deposit.

None.

20.                   Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to Landlord to:

Kristra Investments, Ltd.

c/o Ronald N. Tutor

37 Beverly Park Circle

Beverly Hills, California 90210

If to Tenant to:

Tutor Perini Corporation

15901 Olden Street

Sylmar, California 91342

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

21.                   Brokers.

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder’s fee or other similar charge, in collection with this Lease.

22.                   Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

23.                  Memorandum of Lease.

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the approp1iate provisions of this Lease.

24.                   Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

25.                   Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

26.                   Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord’s consent is required or desirable under this Lease.

27.                   Performance.

If there is a default with respect to any of Landlord’s covenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lessor of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant’s receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

28.                   Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant’s use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

1.

29.                   Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

The parties hereto have executed this Lease at the place on the dates specified immediately adjacent to their respective signatures.

Executed at:	15901 Olden Street		“LANDLORD”
	Sylmar, CA 91342		Kristra Investments, Ltd.

on	April 18, 2014
/s/Ronald N. Tutor
Address:	37 Beverly Park Circle Beverly	By:	Ronald N. Tutor
	Hills, CA 90210		President, Kristra Investments, Inc.
Its: General Partner

Executed at:	15901 Olden Street		“TENANT” (Corporate seal)
	Sylmar, CA 91342		Tutor Perini Corporation

on	April 18, 2014
/s/Michael J. Kershaw
Address:	15901 Olden Street	By:	Michael J. Kershaw
	Sylmar, CA 91342		Executive Vice President & CFO